UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 10, 2024

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Series C Preferred

On December 10, 2024, Hyperscale Data, Inc., a Delaware corporation (the “Company”), pursuant to the Securities Purchase Agreement (the “Agreement”) entered into with Ault & Company, Inc., a Delaware corporation (the “Purchaser”) on November 6, 2023 (the “Execution Date”), sold 50 shares of Series C convertible preferred stock (the “Series C Convertible Preferred Stock”), and warrants (the “Series C Warrants”) to purchase 422 shares (the “Warrant Shares”) of the Company’s common stock to the Purchaser, for a purchase price of $570,000.  As of December 11, 2024, the Purchaser has purchased an aggregate of 47,600 shares of Series C Convertible Preferred Stock and Series C Warrants to purchase an aggregate of 402,069 Warrant Shares, for an aggregate purchase price of $47.6 million. The Agreement provides that the Purchaser may purchase up to $75 million of Series C Convertible Preferred Stock and Series C Warrants in one or more closings.

The Purchaser is an affiliate of the Company. The material terms of the Agreement, Series C Convertible Preferred Stock and the Series C Warrants were described in the Form 8-K filed with the Securities and Exchange Commission on November 7, 2023 and are incorporated herein by reference.

Forbearance Agreement and Note

As previously reported in the Current Report on Form 8-K filed by the Company on July 18, 2024, the Company entered into a note purchase agreement with an institutional investor (the “Investor”) pursuant to which the Investor agreed to acquire, and the Company agreed to issue and sell in a registered direct offering to the Investor, a $5,390,000 10% OID Convertible Promissory Note for $4,900,000 (the “Old Note”), which transaction closed on July 19, 2024. The Old Note had a maturity date of October 19, 2024.

On December 10, 2024, the Company and the Investor entered into a Forbearance Agreement (the “Forbearance Agreement”) pursuant to which the Investor agreed to forebear through the close of business on December 31, 2024, from exercising the rights and remedies it is entitled to under the Old Note, and any and all transaction documents related thereto, in consideration for the Company’s agreement to issue the Forbearance Note (as defined below).

Description of the Forbearance Note

The Company agreed to issue to the Investor a convertible promissory note in the amount of $853,067.93 (the “Forbearance Note”), consisting of a forbearance extension fee of $502,760.82, a true-up amount of $339,211.22 and forbearance interest of $11,095.89. Subject to the approval by the NYSE American LLC (“NYSE”) and the Company’s stockholders (the “Stockholder Approval”), the Forbearance Note shall be convertible into shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Conversion Shares”), at a conversion price equal to $5.47 (the “Conversion Price”). The Forbearance Note will accrue interest at the rate of 18% per annum and mature on February 15, 2025.

The Forbearance Note is convertible at any time after NYSE approval of the Supplemental Listing Application and Stockholder Approval into shares of Common Stock at the Conversion Price, subject to adjustment. The Company may not issue Conversion Shares to the extent such issuances would be prohibited in accordance with the rules and regulations of the NYSE unless the Company first obtains Stockholder Approval.

The Forbearance Note contains standard and customary events of default including, but not limited to, failure to pay amounts due under the Forbearance Note when required, default in covenants, bankruptcy events and suspension or delisting from trading of our Common Stock on an eligible exchange.

The foregoing descriptions of the terms of the Forbearance Note and the Forbearance Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Form of Forbearance Note and Forbearance Agreement which are annexed here as Exhibits 4.1 and 10.1 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

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Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. Series C Convertible Preferred Stock, the Series C Warrants and the Forbearance Note described in this Current Report on Form 8-K were offered and sold to the Purchaser and the Investor, as applicable, in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
4.1	Form of Forbearance Note
10.1	Form of Forbearance Agreement
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: December 11, 2024	/s/ Henry Nisser
Henry Nisser President and General Counsel

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